Electronically Filed
7/22/2019 11:43 AM
Steven D. Grierson
CLERK OF THE COURT

NOTC

PETER L. CHASEY, ESQ.
Nevada Bar No. 007650
CHASEY LAW OFFICES
3295 N. Fort Apache Road, Suite 110
Las Vegas, Nevada 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
email: peter@chaseylaw.com
Attorney for Petitioner
CHURCHILL SCHWARTZ, LLC

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of	) CASE NO.:	A-19-794507-B
	) DEPT NO.:	XIII
CORDIA CORPORATION a Nevada Corporation,	)	
	)	
	)	
(Petition of Churchill Schwartz, LLC),	)	
	)	

NOTICE OF ENTRY OF ORDER

PLEASE TAKE NOTICE that on the 19th day of July, 2019, the attached Order Appointing Custodian was entered in the above-captioned case.

Dated this 22nd day of July, 2019.

CHASEY LAW OFFICES

Peter L. Chasey, Esq.
Nevada Bar No. 007650
3295 N. Fort Apache Rd., Ste. 110
Las Vegas, NV 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
Email: peter@chaseylaw.com
Attorney for Petitioner
CHURCHILL SCHWARTZ, LLC

CERTIFICATE OF SERVICE

I hereby certify that on the 22nd day of July, 2019, I served a true and complete copy of the foregoing ***NOTICE OF ENTRY OF ORDER*** by placing a copy of the same in the United States Mail, postage fully prepaid addressed to the following:

Cordia Corporation
c/o CSC Services of Nevada, Inc.
2215-B Renaissance Drive
Las Vegas, NV 89119

Officers and Directors
Cordia Corporation
2900 Westchester Avenue, Suite 103
Purchase, NY 10577

Colonial Stock Transfer Co., Inc.
66 Exchange Place, Suite 100
Salt Lake City, UT 84111

Shannon Bemosky

AN EMPLOYEE OF CHASEY LAW OFFICES

Electronically Filed
7/10/2019 12:44 PM
Steven D. Grierson
CLERK OF THE COURT

ORDR

PETER L. CHASEY, ESQ.
Nevada Bar No. 007650
CHASEY LAW OFFICES
3295 N. Fort Apache Road, Suite 110
Las Vegas, Nevada 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
email: peter@chaseylaw.com
Attorney for Petitioner
CHURCHILL SCHWARTZ, LLC

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of CORDIA CORPORATION, a Nevada Corporation, (Petition of Churchill Schwartz, LLC),	CASE NO.: A-19-794507-B DEPT NO.: XIII **ORDER APPOINTING CUSTODIAN [NRS 78.347(1)(B)]**

THE COURT, having considered Petitioner, CHURCHILL SCHWARTZ, LLC's Application for Appointment of Custodian for CORDIA CORPORATION, proper notice having been given to the officers and directors of CORDIA CORPORATION pursuant to NRS 78.750(2), no opposition having been received, and good cause appearing,

IT IS ORDERED, ADJUDGED AND DECREED that:

1. Petitioner CHURCHILL SCHWARTZ, LLC is hereby appointed custodian of CORDIA CORPORATION.

2. CHURCHILL SCHWARTZ, LLC is hereby authorized to take all reasonable and prudent actions on behalf of CORDIA CORPORATION including but not limited to appointing interim officers and directors, negotiating and compromising debt, executing contracts and other agreements,

authorizing and issuing new shares of stock, and authorizing new classes of stock, and initiating litigation in the name of CORDIA CORPORATION.

3. CHURCHILL SCHWARTZ, LLC shall revive and/or reinstate CORDIA CORPORATION with the Nevada Secretary of State.

4. CHURCHILL SCHWARTZ, LLC shall provide reasonable notice to all shareholders of record of a shareholders meeting to be held after this Order is entered, and that the shareholders who attend such meeting, whether in person or by proxy, shall constitute a quorum sufficient for all purposes of the meeting.

5. The record transfer agent for CORDIA CORPORATION is hereby authorized and directed to cooperate with CHURCHILL SCHWARTZ, LLC concerning the shareholder list for CORDIA CORPORATION

6. CHURCHILL SCHWARTZ, LLC shall file an amendment to the Articles of Incorporation for CORDIA CORPORATION with the Nevada Secretary of State containing the following disclosures and statements:

(a) Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations, or convictions concerning CHURCHILL SCHWARTZ, LLC, or its affiliates or subsidiaries.

(b) A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the officers or directors of the corporation to request that CORDIA CORPORATION comply with Chapter 78 of the Nevada Revised Statutes.

(c) A statement that as Custodian, CHURCHILL SCHWARTZ, LLC, is authorized to continue the business of CORDIA CORPORATION for the benefit of the corporation and its shareholders.

(d) A statement that CHURCHILL SCHWARTZ, LLC will reinstate CORDIA CORPORATION's charter to do business in the State of Nevada.

(e) Any other information as may be required by regulations promulgated by the Nevada Secretary of State.

7. That while the custodianship remains active, CHURCHILL SCHWARTZ, LLC, every three (3) months or such other period that the Court determines, the custodian shall report to this Court concerning the actions taken by the custodian.

IT IS SO ORDERED.

Dated this 28th day of June, 2019.

DISTRICT COURT JUDGE

Respectfully Submitted by:

CHASEY LAW OFFICES

Peter L. Chasey, Esq.
Nevada Bar No. 007650
3295 N. Fort Apache Rd., Ste. 110
Las Vegas, NV 89129
(702) 233-0393
Attorney for Petitioner
CHURCHILL SCHWARTZ, LLC